UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 16, 2011

HMS Holdings Corp.

(Exact Name of Registrant as Specified in its Charter)

New York	0-50194	11-3656261
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Park Avenue South, New York, New York	10016
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 725-7965

Not applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 16, 2011, HMS Holdings Corp., a New York corporation (the “Company”), entered into a $450 million five-year, revolving and term secured credit agreement (“Credit Agreement”) with the financial institutions identified therein as lenders and Citibank, N.A. as Administrative Agent.  The Credit Agreement is guaranteed by the Company’s material subsidiaries as designated by the Company from time to time or as required under the Credit Agreement (the “Guarantors”), and is supported by a security interest in all or substantially all of the Company’s and the Guarantors’ personal property assets.

The Credit Agreement provides for an initial term loan commitment of $350 million and an initial $100 million in revolving credit facilities. Under specified circumstances, the credit facility can be increased by up to $150 million in additional term or revolving loan commitments.  The Credit Agreement contains certain customary representations and warranties, affirmative and negative covenants, and events of default.  Principal covenants include a maximum Consolidated Leverage Ratio (as defined in the Credit Agreement) reducing from 4.00:1.00 to 3.50:1.00 over the next four years and a minimum Interest Coverage Ratio (as defined in the Credit Agreement) of 3.00:1.00.

Borrowings under the term loan provided for by the Credit Agreement have been used to finance the Company’s acquisition of all of the capital stock of HDI Holdings, Inc., a Nevada corporation (“HDI”), pursuant to an Agreement and Plan of Merger dated as of November 7, 2011 (the “Merger Agreement”) by and among the Company, HDI, Montmartre Merger Sub, Inc., a Nevada corporation and wholly owned subsidiary of the Company (“Merger Sub”), and with respect to Articles II, VIII, IX and X only, Fortis Advisors LLC, as Securityholders’ Representative (“Securityholders’ Representative”), to repay certain third party indebtedness for borrowed money of HDI and its subsidiaries, and to pay fees and expenses related to the foregoing.  Borrowings under the revolving credit facility may be used for general corporate purposes, including for acquisitions permitted under the Credit Agreement.

The interest rates applicable to both the term loan and the revolving credit facility are, at the Company’s option, either (a) the LIBO Rate (as defined in the Credit Agreement) multiplied by the Statutory Reserve Rate (as defined in the Credit Agreement) plus an interest margin ranging from 2.00% to 3.00% based on the Company’s Consolidated Leverage Ratio (as defined in the Credit Agreement), or (b) a base rate (which is equal to the greatest of (a) the Prime Rate (as defined in the Credit Agreement), (b) the Federal Funds Effective Rate (as defined in the Credit Agreement) plus 0.50% and (c) the one-month LIBO Rate (as defined in the Credit Agreement) plus 1.00% plus an interest margin ranging from 1.00% to 2.00% based on the Company’s Consolidated Leverage Ratio (as defined in the Credit Agreement).  The Company will pay an unused commitment fee on the revolving credit facility during the term of the Credit Agreement of 0.50% per annum.

The obligations of the Company and the Guarantors under the Credit Agreement may be accelerated upon the occurrence of an event of default under the Credit Agreement, which includes customary events of default including, without limitation, payment defaults, failures to perform affirmative covenants, failure to refrain from actions or omissions prohibited by negative covenants, the inaccuracy of representations or warranties, cross-defaults, bankruptcy and insolvency related defaults, defaults relating to judgments, defaults due to certain ERISA related events and a change of control default.

The description of the Credit Agreement contained herein is qualified in its entirety by reference to the Credit Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 2.01.  Completion of Acquisition or Disposition of Assets.

On December 16, 2011, the Company completed its previously announced acquisition of HDI pursuant to the Merger Agreement.  On December 16, 2011, in accordance with the Merger Agreement and the Nevada Revised Statutes, Merger Sub merged with and into HDI (the “Merger”), and HDI, as the surviving corporation in the Merger, became a wholly owned subsidiary of the Company.

As previously disclosed, pursuant to the terms and conditions of the Merger Agreement, in connection with the closing of the transactions contemplated by the Merger Agreement (the “Closing”), the Company will pay total consideration of approximately $400 million consisting of (i) approximately $386 million in cash, used for the repayment of certain indebtedness of HDI, the payment of certain transaction expenses of HDI and payments to holders of HDI’s capital stock and holders of options to purchase shares of HDI’s capital stock (“HDI Options”), that are vested as of the Closing, including certain HDI Options that will have their vesting accelerated in connection with the Merger and (ii) approximately $14 million attributable to the value of unvested HDI Options being assumed by the Company (collectively, the “Merger Consideration”).  The aggregate Merger Consideration is subject to adjustment following the Closing to reconcile any discrepancies between the parties with respect to certain items used to calculate the Merger Consideration, including, but not limited to the amount of cash held by HDI and the working capital (exclusive of cash) of HDI at the Closing and amounts paid for certain transaction related expenses.

$40 million of the Merger Consideration payable in connection with the Closing will be placed into an escrow account (the “Escrow Fund”) available to compensate the Company and Merger Sub for certain losses they may incur under the Merger Agreement and the transactions contemplated thereby, including the Merger, during the first year after the date of the Merger Agreement and $1 million of the Merger Consideration payable at the Closing will be set aside to provide a fund for the agent who will act on behalf of HDI’s former stockholders and holders of options that are being cashed out in connection with the Merger to administer matters related to the Escrow Fund and certain other ongoing obligations related to adjustments to the Merger Consideration.  The Escrow Fund will be administered and the reimbursement of the Securityholders’ Representative will be guided by an escrow agreement entered into at the Closing by the Company, the Securityholders Representative and Wells Fargo Bank, National Association, in a customary form (the “Escrow Agreement”), in addition to the applicable terms of the Merger Agreement.

A portion of the cash component of the Merger Consideration will be paid using borrowings from the term loan provided for under the terms of the Credit Agreement and the balance will be paid using HMS’ available cash.  A summary of the terms of the Credit Agreement is set forth in Item 1.01 to this Current Report on Form 8-K.

Each unvested HDI Option that was assumed in connection with the Merger was converted into an option to purchase shares of HMS stock.  The number of shares of HMS stock that the holder of an assumed HDI Option will be able to purchase will be determined by multiplying the number of unvested shares covered by such HDI Option as of immediately prior to the Closing by the Option Exchange Ratio (as defined in the Merger Agreement).  The exercise price of each assumed HDI Option will be determined by dividing the exercise price of such option as of immediately prior to the Closing by the Option Exchange Ratio (as defined in the Merger Agreement).

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Merger Agreement has been attached as an exhibit to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company, Merger Sub or HDI. The representations, warranties and covenants contained in the Merger Agreement were made only for the purposes of such agreement and as of specified dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or HDI or any of their respective subsidiaries or affiliates. In addition, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in a confidential disclosure letter that the parties have exchanged. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts, since (i) they were made only as of the date of such agreement or a prior, specified date, (ii) in some cases they are subject to qualifications with respect to materiality, knowledge and/or other matters, and (iii) they may be modified in important part by the underlying disclosure letter. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s or HDI’s public disclosures.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01.  Other Events.

On December 16, 2011, the Company issued a press release announcing, among other things, the completion of the acquisition of HDI.  A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) See the Exhibit Index attached to this Current Report on Form 8-K, which is incorporated herein by reference.

Safe Harbor Statement

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such statements give the Company’s expectations or forecasts of future events; they do not relate strictly to historical or current facts. Forward-looking statements can be identified by words such as “anticipates,” “estimates,” “expects,” “projects,” “intends,” “plans,” “believes,” “will,” “target,” “seeks,” “forecast” and similar expressions and references to guidance. In particular, these include statements relating to future actions, business plans, objects and prospects, and future operating or financial performance. Forward-looking statements are based on the Company’s current expectations and assumptions regarding the Company’s business, the economy and other future conditions. Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results could differ materially from past results and those anticipated, estimated or projected. The Company cautions you therefore against relying on any of these forward-looking statements.

Factors that could cause or contribute to such differences include, but are not limited to: the Company’s ability to successfully integrate HDI’s operations; the development by competitors of new or superior services or products or the entry into the market of new competitors; all the risks inherent in the development, introduction, and implementation of new products and services; the loss of a major customer, compliance with the covenants and obligations under the terms of the Credit Agreement, the Company’s ability to generate sufficient cash to cover the Company’s interest and principal payments under the Credit Agreement, customer dissatisfaction or early termination of customer contracts triggering significant costs or liabilities; variations in the Company’s results of operations; negative results of government reviews, audits or investigations to verify the Company’s compliance with contracts and applicable laws and regulations; changing conditions in the healthcare industry which could simplify the reimbursement process and reduce the need for and price of the Company’s services; government regulatory, political and budgetary pressures that could affect the procurement practices and operations of healthcare organizations, reducing the demand for the Company’s services; the Company’s failure to comply with laws and regulations governing health data or to protect such data from theft and misuse. A further description of risks, uncertainties, and other matters can be found in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 and the Company’s most recently filed Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2011, copies of which may be obtained from the Company’s website at www.hms.com under the “Investor Relations” tab.  Any forward-looking statements made by the Company in this Current Report on Form 8-K speak only as of the date of this Current Report on Form 8-K. Factors or events that could cause actual results to differ may emerge from time to time and it is not possible for the Company to predict all of them. The Company undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HMS HOLDINGS CORP.

Date: December 16, 2011	/s/ Walter D. Hosp
Walter D. Hosp
Executive Vice President, Chief Financial Officer and Chief Administrative Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1(1)

Agreement and Plan of Merger dated as of November 7, 2011 by and among HMS Holdings Corp., HDI Holdings, Inc., Montmartre Merger Sub, Inc., and with respect to Articles II, VIII, IX and X only, Fortis Advisors LLC, as Securityholders’ Representative

10.1	Credit Agreement dated December 16, 2011 among HMS Holdings Corp., the Guarantors Party thereto, the Lenders party thereto and Citibank, N.A. as Administrative Agent

99.1	Press Release dated December 16, 2011

(1)

The exhibits and schedules to the Merger Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish copies of any of such exhibits or schedules to the SEC upon request.